EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on the Form S-3 of The First Bancshares, Inc. of our report, dated March 28, 2013, on our audit of the financial statements as of December 31, 2012 and December 31, 2011 and for each of the three years in the period ended December 31, 2012. We also consent to the references to our firm under the caption “Experts.”

/s/ T. E. LOTT & COMPANY

Columbus, Mississippi
June 17, 2013